As filed with the Securities and Exchange Commission on June 28, 2013

Registration No. 333-174196

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM  S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JH DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7380	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

11271 Ventura Blvd., #511
Studio City, California 91604
(818) 472-6001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Hopp
President and Chief Executive Officerd

JH Designs, Inc.
11271 Ventura Blvd. #511
Studio City, California 91604
(818) 472-6001
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	23,400,000	(2)	$0.01	(3)	$234,000	$27.16
TOTAL	23,400,000		$-		$234,000	27.16

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling stockholders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the registration statement on Form S-1 of JH Designs, Inc. (the “Company,” “we,” “us,” or “our”) pertaining to 234,000 shares of our common stock, $.001 par value per share, which was filed with the Securities and Exchange Commission on May 13, 2011 (Registration No. 333-174196), as amended, and was declared effective by the Securities and Exchange Commission on November 9, 2011 (the “Registration Statement”).  This Post-Effective Amendment is being filed to update certain financial and other information contained in the prospectus in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), and includes the financials and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2013 and certain other updated information.  Under the laws of Nevada, on September 13, 2012, the Company effected a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock.  Accordingly, 22,230,000 shares of common stock are being registered under this Post-Effective Amendment in addition the 1,170,000 shares of common stock in the Registration Statement, for a total of 23,400,000 shares of common stock.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.  All shares and per share amounts in this Post-Effective Amendment have been adjusted to give retroactive effect to the twenty-for-one forward stock split.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 28, 2013

JH DESIGNS, INC.

23,400,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders of JH Designs, Inc. of up to 23,400,000 shares of common stock held by selling stockholders of JH Designs, Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders will be offering our shares of common stock at a fixed price of $ 0.01 per share for the duration of the offering. Each of the selling stockholders is an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Although our shares of common stock are quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group Inc. under the symbol “JHDG”, there has been no trading market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.   There can be no assurance that any market for our stock will develop for our common stock.

We are a development stage company and our auditors have issued an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, 2013.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until ___ ______, 2013 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “JH Designs, Inc.” refer to JH Designs, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

JH Designs, Inc. was incorporated on July 29, 2010, under the laws of the State of Nevada, for the purpose of providing home staging and interior design services, currently focusing on customers in the San Fernando Valley and the West Side areas of Los Angeles, California.

On September 11, 2012, the board of directors and the majority of voting power held by the stockholders of the Company, approved an amendment to the Company’s Articles of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000, and (ii) effecting a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock.  The increase in authorized shares of common stock and the forward stock split became effective under Nevada law on September 13, 2012.  The forward split became effective with the Financial Industry Regulatory Authority, Inc. as of the opening of business on September 24, 2012.  As a result of the forward stock split, each share of the Company’s common stock issued and outstanding at the close of business on September 23, 2012 was split into 20 shares of the Company’s common stock.

We became a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.  Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

We must raise approximately $223,000 to complete our plan of operation for the next 12 months, we do not have any financing arranged and in the absence of such financing, our business will fail. Since the date of our incorporation, we have raised an aggregate of $31,530 through private placements of our securities. Proceeds from these placements were used for working capital. We are a development stage company and our auditors have issued an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company (“Staged for Success”).  Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business since its formation.  Staged for Success LLC is a wholly owned subsidiary of JH Designs, Inc.

The Company’s principal offices are located at 11271 Ventura Blvd. #511, Studio City, California 91604 and our telephone number is (818) 472-6001.

We are registering the 23,400,000 shares of common stock held by selling stockholders pursuant to verbal representations to such stockholders that the Company would use its best efforts to register such shares for resale.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 23,400,000 shares of common stock.

Offering price:	The selling stockholders will offer and sell their shares of common stock at a fixed price of $ 0.01 per share for the duration of the offering.

Distribution of Shares:	The selling shareholder’s determination of when and how to sell the shares will be in accordance with the methods and terms described in the “Plan of Distribution” section on page 14.

Shares outstanding prior to offering:	196,900,000

Shares outstanding after offering:	196,900,000

Market for the common shares:
Although our shares of common stock are quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group Inc. under the symbol “JHDG”, there has been no trading market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  There can be no assurance that any market for our stock will develop for our common stock.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 19, 2009 (Inception) to December 31, 2012, and our unaudited quarterly financial statements for the quarter ended March 31, 2013 . The summary financial data as of December 31, 2012 , and 2011 is derived from our audited financial statements, which are included elsewhere in this prospectus. Our cash at June 25 , 2013 was $ 875 .

December 31, 2012 ($)
Financial Summary
Cash and Deposits	1,390
Total Assets	3,005
Total Liabilities	70,078
Total Stockholder’s Equity (Deficit)	(67,073)

February 19, 2009 (Inception) to December 31, 2012 ($)
Statement of Operations
Total Expenses	183,587
Net Loss for the Period	135,164
Net Loss per Share	(0.00)

March 31, 2013 ($)
Financial Summary (Unaudited)
Cash and Deposits	875
Total Assets	1,952
Total Liabilities	79,488
Total Stockholder’s Equity (Deficit)	(77,536)

February 19, 2009 (Inception) to March 31, 2013 ($)

Statement of Operations
Total Expenses	196,788
Net Loss for the Period	(148,627)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR INDEPENDENT PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the year ended December 31, 2012 and 2011 were prepared assuming that we will continue our operations as a going concern. We had a deficit accumulated during the development stage at December 31, 2012 and had a net loss and net cash used in operating activities for the fiscal year then ended. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our current cash of $ 875 will not be sufficient to operate our business beyond 3 months. Subsequent activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for development stage companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT A SUCCESSFUL HOME STAGING AND INTERIOR DESIGN BUSINESS. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on July 29, 2010 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful development activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company. Development stage companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Jonathan Hopp may leave the Company, which could adversely affect the ability of the Company to continue operations which would in turn lead to the loss of your investment.

The Company is entirely dependent on the efforts of its sole officer and director, Jonathan Hopp.   T he loss of Mr. Hopp, or of other key personnel that may be hired in the future, could have a material adverse effect on our business and its prospects.  Additionally, the Company does not maintain key person life insurance on Mr. Hopp.

OUR SOLE OFFICER AND DIRECTOR BENEFICIALLY OWNS A MAJORITY OF OUR STOCK, AND ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, OUR BUSINESS AND MANAGEMENT.

Jonathan Hopp, our sole officer and director beneficially owns 190,000,000 shares of our common stock in the aggregate, or approximately 96.4% of our issued and outstanding shares of common stock. As a result, our sole officer and director will have significant influence to:

* Elect or defeat the election of our directors;
* amend or prevent amendment of our articles of incorporation or bylaws;
* effect or prevent a merger, sale of assets or other corporate transaction; and
* affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our sole officer and director, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole officer and director, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND/OR WITH OPERATING A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR A PUBLIC COMPANY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our sole officer and director does not have any prior experience with running or operating a public company. With no direct training or experience in this area, our sole officer and director may not be fully aware of many of the specific requirements related to running a public company. For example, our sole officer and director’s decisions and choices may fail to take into account standard accounting and other managerial approaches public companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in running and operating a public company.

OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Our officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect Mr. Hopp to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Hopp from our company and other entities may conflict from time to time. Because we rely primarily on Mr. Hopp to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

IF THE SELLING STOCKHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling stockholders are offering up to 23,400,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock for resale covered by this prospectus represent approximately 11.8% of the common shares outstanding as of the date of this prospectus.

WE HAVE NOT IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES DESIGNED TO PROTECT STOCKHOLDERS, WHICH MEANS THAT THERE IS A RISK THAT STOCKHOLDERS HAVE FEWER PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST, CERTAIN NEGLIGENT ACTS OF MANAGEMENT AND SIMILAR MATTERS.

Federal legislation in the last decade has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence; audit, compensation and nomination committee oversight; and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND IT MAY BE DIFFICULT TO SELL YOUR SHARES.

Although our shares of common stock are quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group Inc. under the symbol “JHDG”, there has been no trading market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.There can be no assurance that any market for our stock will develop for our common stock.

There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board or the OTCQB . There are risks that broker dealers will not be willing to make a market in our shares or to request that our shares be quoted on a quotation service. T he OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock. As of the date of this prospectus, the Company had 196,900,000 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, we may issue up to an additional 110,000,000 shares of common stock and 25,000,000. The future issuance of common stock and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

Although our shares of common stock are quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group Inc. under the symbol “JHDG”, there has been no trading market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. There can be no assurance that any market for our stock will develop for our common stock.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling stockholders.

DETERMINATION OF THE OFFERING PRICE

The selling stockholders will sell our shares at $ 0.01 per share for the duration of the offering.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of June 25, 2013 , by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 196,900,000 shares of our common stock issued and outstanding as of June 25, 2013 . We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Jonathan Hopp (1)	190,000,000	17,100,000	172,900,000	92.8
Kevin Sands	1,000,000	1,000,000	0	0
Harvey Carmichael	200,000	200,000	0	0
Kelly Leger	200,000	200,000	0	0
Joe D. Thomas	200,000	200,000	0	0
AZCAP, LLC (2)	200,000	200,000	0	0
Shaylene Carter	200,000	200,000	0	0
Ardeth Celano	200,000	200,000	0	0
Claudia Donato	200,000	200,000	0	0
Dorothy Shuput	200,000	200,000	0	0
George Shuput	200,000	200,000	0	0
Solitude Diversified, Inc. (3)	200,000	200,000	0	0
Alissa Terry	200,000	200,000	0	0
Cassie Bugnet	200,000	200,000	0	0
Kelly Jo Campos	200,000	200,000	0	0
KJC, LLC (4)	200,000	200,000	0	0
David Maynes	200,000	200,000	0	0
WECO Leasing & Investments, Inc. (5)	200,000	200,000	0	0
Rebecca Silverman	200,000	200,000	0	0
Arlene Faiman	200,000	200,000	0	0
John Shaw	200,000	200,000	0	0
Kamar De Los Reyes	10,000	10,000	0	0
Kelly Fisher	10,000	10,000	0	0
Kevin Fisher	10,000	10,000	0	0
Nathan Fisher	10,000	10,000	0	0
Nathan R. Fisher	10,000	10,000	0	0
Patrick Fisher	10,000	10,000	0	0
Scott Olson	10,000	10,000	0	0
Charlie Ramsey	10,000	10,000	0	0
Kara Dubois	10,000	10,000	0	0
Laura Dubois	10,000	10,000	0	0
William Haugh	10,000	10,000	0	0
MBA Holdings, LLC (6)	10,000	10,000	0	0
Rebecca Perhacs	10,000	10,000	0	0
Red Bank Capital, LLC (7)	10,000	10,000	0	0
Antony Their	10,000	10,000	0	0
Total	196,900,000	23,400,000	0	0
________________
(1) President and Chief Executive Officer, Secretary, Treasurer and sole Director.
(2) Voting or investment power of AZCAP, LLC held by Kerry Carter.
(3) Voting or investment power of Solitude Diversified, Inc. held by Warren Carter.
(4) Voting or investment power of KJC, LLC held by Kiel Christiansen.
(5) Voting or investment power of WECO Leasing & Investments, Inc. held by Warren Carter.
(6) Voting or investment power of MBA Holdings, LLC held by Mark Beychok.
(7) Voting or investment power of Red Bank Capital, LLC held by Patricia Torchyn.

None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 300,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of “blank check” preferred stock, with no par value. As of June 25, 2013 , there were 196,900,000 shares of our common stock issued and outstanding that were held by 37 registered stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

Pursuant to Nevada law, we have elected to not be governed by the Nevada “Acquisition of Controlling Interest” statute, under Article 8 of our Articles of Incorporation. Therefore, the provisions of the Acquisition of Controlling Interest statute do not apply to us.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Omega Water Corp. from doing so if it cannot obtain the approval of our board of directors.

Pursuant to Nevada law, we have elected to not be governed by the Nevada “Combination with Interested Stockholders Statute,” under Article 8 of our Articles of Incorporation. Therefore, the provisions of the Combination with Interested Stockholders Statute do not apply to us.

RULE 144 AND REGISTRATION AGREEMENTS

All 196,900,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 196,900,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares of common stock, and we cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $ 0.01 per common share for the duration of the offering.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $ 0.01 . After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may are “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF BUSINESS

ORGANIZATION SINCE INCEPTION ON JULY 29, 2010

On July 29, 2010, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of providing home staging and interior design services focusing on clients in the San Fernando Valley and the west side areas of Los Angeles, California. We plan to expand our business to other areas of the United States if we have the resources available to make such an expansion. We are a development stage company and cannot state with certainty whether we will ever achieve profitability. We have limited revenues, have minimal assets and have incurred losses since inception.

Jonathan Hopp has served as our President and Chief Executive Officer, Secretary and Treasurer, from August 4, 2010, until the current date. Our board of directors is comprised of one person: Jonathan Hopp.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby for $1.00 we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company, which was owned 100% by Mr. Hopp. Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business. Staged for Success LLC (“Staged for Success”) is a wholly owned subsidiary of JH Designs, Inc. We operate our business through our Staged for Success LLC, which has operated a home staging and interior design services business since its inception.

On September 11, 2012, the board of directors and the majority of voting power held by the stockholders of the Company, approved an amendment to the Company’s Articles of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000, and (ii) effecting a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock. The increase in authorized shares of common stock and the forward stock split became effective under Nevada law on September 13, 2012. The forward split became effective with the Financial Industry Regulatory Authority, Inc. as of the opening of business on September 24, 2012. As a result of the forward stock split, each share of the Company’s common stock issued and outstanding at the close of business on September 23, 2012 was split into 20 shares of the Company’s common stock.

There is no established public trading market for our common stock. Our authorized capital stock consists of 300,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of “blank check” preferred stock, with no par value. As of June 25, 2013 , there were 196,900,000 shares of our common stock issued and outstanding that were held by 37 registered stockholders of record, and no shares of preferred stock issued and outstanding. On August 5, 2010, we issued Mr. Hopp 190,000,000 shares of common stock in exchange for him acting as our President and Chief Executive Officer for a term of one year, which term ends on August 5, 2011.

IN GENERAL

We are a development stage company engaged in the business of providing home staging and interior design services focusing on clients in the San Fernando Valley and the west side areas of Los Angeles, California. Our design vision is that of Jonathan Hopp, our sole officer and director, whose home staging and design method and design has formed from over two decades of experience.

We have not little in the way revenues to date, have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding. Our independent public accounting firm has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

We will not receive any proceeds from the sale of the shares by selling stockholders in this offering. Our 12-month plan of operation on page 17 requires that we spend $223,000 to develop our business. We will need to borrow additional funds or privately sell our equity or debt securities to raise sufficient funds to commence our plan of operation. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our 12-month plan of operation. We have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

HOME STAGING AND INTERIOR DESIGN SERVICES

We provide home staging and interior design services to sellers of residential properties. Real estate agents are our primary customers.

We define “home staging” is the act of preparing the interior appearance of a private residence for sale in the real estate marketplace by the placement of furnishings, including furniture, art work and accessories, in the residence for the purpose of enhancing the appeal of the residence to potential purchasers of the residence. Our home staging strategy is twofold. We use the interior furnishing of a residence as a device to (i) visually emphasize the best qualities of the interior design of a residence and (ii) make the residence appeal to the highest number of potential purchasers. A residence successfully staged by us will improve the ability of a seller to sell a residence and obtain a higher price of the residence than if the residence were not staged. Our home staging techniques focus on improving a property's appeal by transforming it into a welcoming, attractive product that anyone might want.

Once the home closes escrow we remove the inventory and use it in the next project.

OPERATIONS SINCE INCEPTION

Steps we have taken to initiate operations include the acquisition of Staged for Success, LLC, on September 1, 2010, and continuing the operation of that business, specifically the staging of homes listed for sale. Presently our inventory, all of which is owned by us, allows for 13 staged properties. The items included in a staged property are furniture, art, lighting and accessories to furnish a living, dining and family rooms, as well as a kitchen and/or breakfast room, master bedroom and bath, and 1 office or guest room. Depending on the contract with a client, there may be additional pieces use on the exterior of a residence.

In terms of costs, there is little beyond paying for installation and removal of all staging materials. Additional costs include storage, salaries and ongoing promotional materials such as a brochure and business cards.

JH Designs utilizes a number of vendors to purchase tools and supplies for staging interiors. Supplies for staging a home are mainly: bins to move items; cleaning supplies and packing blankets. Inventory, as mentioned above includes everything that is used to furnish a home. This would include pillows, linens, art, lamps, plants, furniture and accessories. The sources are numerous, ranging from retail stores, such as Pier 1 to Restoration Hardware, to art stores, fabric stores, picture framers and upholstery workrooms. All agreements with these vendors are pro-forma. Payment is required in full prior to receiving goods. A professional trade discount is offered by some sources ranging from 10% at Pottery Barn to 40% off suggested retail pricing at a furniture vendor, such as Lee Industries. There is no industry standard, and the trade discount is offered solely at the discretion of the manufacturer or retail shop. No specific action has been taken to further these relations. Everything is purchased on a cash basis as needed for projects.

On September 28, 2011, Mr. Hopp published a book, Interior Bliss: How to Decorate Like a Pro Without Breaking the Bank, with No Limit Publishing Group. The purpose of the book is to aid in establishing JH Designs as a premier interior design and staging company. Specifically, the book offers advice and tips that anyone can implement in decorating their interiors. Interior Bliss will be used in conjunction with public speaking appearances Mr. Hopp will attempt to make in order to promote JH Designs. While the book will be available for sale as a paperback, there will also be an online video book (see, vook.com), to attempt to help establish JH Designs as an authority on decorating by becoming a published author. The book will also be a promotional tool to give to real estate agents and potential clients. At present the book is complete and in the final stages of editing. Mr. Hopp has granted an oral, non-exclusive license for an indefinite term to us to use the book in the promotion and marketing of our business.

FUTURE PLANS

Our plan of operation for the twelve months following the date of this prospectus is as follows:

Item(1)	Estimated Cost	Anticipated Date of Completion from Date of this Prospectus
• Hire computer consultant to install new computer system and inventory programs	$16,000 one time cost	120 days
• Develop a training program for employees for staging systems	$10,000 one time cost	120 days
• Add 2 employees experienced in interior design and staging	$100,000 per year	60 days
• Hire a consultant (not Jonathan Hopp) for sales and development of marketing programs and speaking engagements (2)	$36,000 annually	ongoing
• Implement monthly staging newsletter	$12,000 annually	ongoing
• Engage retailers to sponsor furnishing for staging	$12,000 annually	120 days
• Completed first draft of book by June 1, published on September 28, 2011 (3)	$25,000	Complete and in printing (3)
• Improve website by client testimonials, video of staging projects, and newsletter articles	$12,000 one time cost and $1,200 annually	120 days
Total Estimated Cost:	$223,000

(1) Our planned future business activities reflected in our plan of operation that will receive priority over others in the event we are not able to conduct all of these activities due to a lack of funding are first to complete printing of book published September 28, 2011, and then all other activities listed in order of in which they are listed in this chart.

(2) Our subsidiary, Staged for Success, LLC, hired a consultant in the past to provide support obtaining speaking engagements with real estate firms. In our experience, real estate offices are not responsive to requests to give presentations. We plan to use our consultant, as Staged for Success has, to use his or her contacts and acquaintances to meet with the real estate professional at their weekly meetings. We have found that the advantage of this approach is that nearly all the agents are present as such meetings, which increases our ability to garner staging jobs. In conjunction with the distribution of brochures, we have found that agents continued to refer business for staging contracts and meetings with clients.

(3) For the purposes of this prospectus, “published” means that Mr. Hopp’s book is finished and in final form and the publisher of the book is ready to print the book in both electronic and paper forms. By contrast, by using the term “printing,” we mean that the book can be delivered to purchasers in both electronic and paper form.

As Mr. Hopp’s book, Interior Bliss: How to Decorate Like a Pro Without Breaking the Bank, is complete and is currently being printed. Using Mr. Hopp’s book as a means of introduction, presentations are planned for the most active real estate offices in key markets that are known to employ stagers, which markets we have identified as Santa Monica, Pacific Palisades, Beverly Hills, Holmby Hills, Hollywood, Studio City, Sherman Oaks, Hidden Hills and Thousand Oaks, all of which are in California. As we provide home staging and interior design services to sellers of residential properties, we plan to increase our staff commensurate with the work increase we may experience, and simultaneously implement our planned training program to control the consistency and efficiency of staging and installation. Additionally, we plan to acquire additional inventory as our business grows, if at all.

Mr. Hopp anticipates initially spending approximately 20 hours per week on our business

MARKETING

Marketing

Our primary means of marketing will be through our subsidiary, Staged for Success, LLC, which is, in turn, currently marketed primarily on Facebook and MySpace. We will also develop a website to help promote sales and reach out to consumers and the building industry. We will attempt to market our website in the United States through interior design magazines, trade shows and conventions and conferences.

Currently, information about our services can be found at www.jonathanhopp.com and www.stagedforsuccessinc.com .

COMPETITIVE CONDITIONS

The home staging and interior design services business is an extremely competitive industry. We are competing with many other home staging and interior design services companies in the Los Angeles area who provide home staging and interior design services. We are a very early stage home staging and interior design services company and a very small participant in the home staging and interior design services business. Being a development stage home staging and interior design services company, we compete with other companies like ours for financing.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that government regulation will have a material impact on the way we conduct our business because there are no special licenses, permits or regulations specific to our business.

EMPLOYEES

John Hopp, our sole officer and director, is our sole employee.

OUR EXECUTIVE OFFICES

Our executive offices are located at 11271 Ventura Blvd. #511, Studio City, California 91604. Our office space has been provided by Mr. Hopp at no cost.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or stockholder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Since March 28, 2012, our shares of common stock have been quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets, under the ticker symbol “JHDG.” The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTCQB. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	BID PRICE PER SHARE
	HIGH	LOW

Three Months Ended March 31, 2013	$0.00	$0.00
Three Months Ended December 31, 2012	$0.00	$0.00
Three Months Ended September 30, 2012	$0.00	$0.00
Three Months Ended March 31, 2012	$0.00	$0.00

TRANSFER AGENT

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place - Suite 100, Salt Lake City, Utah 84111, and their telephone number is: (801) 355-5740.

HOLDERS

As of June 25, 2013 , the Company had 196,900,000 shares of our common stock issued and outstanding held by 37 holders of record.

The selling stockholders are offering hereby up to 23,400,000 shares of common stock at fixed price of $ 0.01 per share for the duration of the offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “ BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our business activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

OVERVIEW

Our Company was incorporated in the State of Nevada on July 29, 2010 to engage in the development of interior design services, currently focusing on customers in the San Fernando Valley and the West Side areas of Los Angeles, California. We are a development stage company with very limited financial backing and assets. We are only in the early stages of developing our business. We currently have nominal revenues and an extremely limited operating history, and few current clients for our services. We anticipate that we will not be profitable for at least 24-30 months from the date hereof, which is dependent on completion of a financing of $226,000 to complete our plan of operation. From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the acquisition of Staged for Success, LLC, our subsidiary which we purchased from Jonathan Hopp, our sole officer and director, and the initial equity funding by our officer and director. We received our initial funding of $31,500 through the sale of common stock to 35 investors in a private placement, who purchased 7,000,000 shares at a purchase price of $0.10 per share.

We currently have only one employee, our sole office and director, Jonathan Hopp. During the first stages of our company's growth, our sole officer and director will provide his time free of charge to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officer and director will continue to be responsible for administering the company for at least the first year of operations. Management has the intention at this time to hire one consultant during the first year of operations, subject to financing. Due to limited financial resources, Mr. Hopp is planning to dedicate between 20 hours per week, to ensure all operations are executed.

We cannot guarantee we will be successful in our business operations. Our business is subject to all of the risks inherent in the establishment of a new business enterprise and we are at least 12 months away from generating any meaningful revenue.

Our plan of operation for the twelve months following the date of this prospectus is as follows:

Item		Estimated Cost	Anticipated Date of Completion from Date of this Prospectus
•	Hire computer consultant to install new computer system and inventory programs	$16,000 one time cost	120 days
•	Develop a training program for employees for staging systems	$10,000 one time cost	120 days
•	Add 2 employees experienced in interior design and staging	$100,000 per year	60 days
•	Hire a consultant (not Jonathan Hopp) for sales and development of marketing programs and speaking engagements	$36,000 annually	ongoing
•	Implement monthly staging newsletter	$12,000 annually	ongoing
•	Engage retailers to sponsor furnishing for staging	$12,000 annually	120 days
•	Completed first draft of book by June 1, published on September 28, 2011	$25,000	Complete and in printing
•	Improve website by client testimonials, video of staging projects, and newsletter articles	$12,000 one time cost and $1,200 annually	120 days
	Total Estimated Cost:	$223,000

In addition to the $223,000 we anticipate spending for the plan of operation as outlined in the chart immediately above, we anticipate spending an additional $25,000 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $248,000. We will experience a shortage of funds prior to funding. While we may utilize funds from our Jonathan Hopp, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

During 2009, the U.S. residential real estate and credit markets experienced significant disruption as housing prices generally declined, unemployment increased, consumer delinquencies increased, and credit availability contracted and became more expensive for consumers and financial institutions. Many of these 2009 trends carried over into 2010 and 2011. As a consequence, we believe that the U.S. residential real estate market is currently in a significant downturn due to various factors including downward pressure on housing prices, credit constraints inhibiting new buyers and an exceptionally large inventory of unsold homes at the same time that sales volumes are decreasing. We believe our business is affected by these market conditions not because of falling residential real estate prices so much as by the lower volume of homes being sold. The higher the inventory of residential homes on the market, the larger the market for our services.

We will require additional funding to commence with our plan of operation; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our plan of operation.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our current accountants prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent public accounting firm. Our accountants are to charge us approximately $750 to prepare our quarterly financial statements and approximately $2,000 to prepare our annual financial statements. Our independent public accounting firm is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $4,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $7,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

Fiscal Years Ended 2012 and 2011

We have generated no revenues since inception and have incurred $183,587 in expenses from inception through December 31, 2012. These expenses were comprised of $10,432 in advertising and promotion expenses, $9.396 in depreciation expenses, $12,046 in insurance expenses, $11,478 in payroll expenses, $66,985 in professional fees, $25,339 in storage rental expenses, $20,466 in office rental expenses and $27,445 in general and administrative expenses. We incurred expenses of $33,885 and $9,609 for the years ended December 31, 2012 and 2011, respectively.

At December 31, 2012 we had $2,152 in depreciation expense (as compared to $2,152 at December 31, 2011), $30,659 in professional expenses (as compared to $5,256 at December 31, 2011), and $911 in general and administrative expenses (as compared to $1,546 at December 31, 2011). Our net loss since inception (February 19, 2009) through December 31, 2012 was $135,164. The following table provides selected financial data about our company for the years ended December 31, 2012 and 2011.

Balance Sheet Data	December 31, 2012	December 31, 2011
Cash and Cash Equivalents	$1,390	$882
Total Assets	$3,005	$4,649
Total Liabilities	$70,078	$36,741
Shareholders’ Equity (Deficit)	$(67,073)	$(32,092)

Three -Month Periods Ended March 31, 2013 and 2012

We recorded no revenues for the three months and nine months ended March 31, 2013 and 2012. From the period of February 19, 2009 (inception) to March 31, 2013, we recorded $134,945 of revenues. The revenues are a result solely of our acquisition of Staged for Success, LLC, on September 1, 2010, and which was in business in 2009.

During the three months ended March 31, 2013 we incurred total operating expenses of $13,201 consisting of $12,648 of professional fees, depreciation expense of $538 and $15 of general and administration expenses. By contrast, during the three months ended March 31, 2012, we incurred total operating expenses of $1,767, consisting of professional fees of $1,000, depreciation expense of $538, and $229 of general and administrative expenses.

For the three months ended March 31, 2013, we had an interest expense of $262, as compared to an interest expense of $293 for the three months ended March 31, 2012.

From the period of February 19, 2009 (inception) to March 31, 2013, we incurred total operating expenses of $196,788, a loss from operations of $145,529, and a net loss of $148,627.

Liquidity and Capital Resources

At March 31, 2013, we had a cash balance of $875. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond 2 months. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock or sales of our staging services. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

GOING CONCERN CONSIDERATION

Although we have recognized some nominal amount of revenues since inception, we are still devoting substantially all of our efforts on establishing the business and, therefore, still qualifies as a development stage company. From inception to December 31, 2012 , the Company had accumulated losses of $ 130,635 . Our independent public accounting firm included an explanatory paragraph in their report on the accompanying audited financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent public accounting firm. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of Subsidiary or Consolidated Entity	Place of Formation/Incorporation (Jurisdiction)	Date of Incorporation	Attributable Interest

Staged for Success, LLC	USA	February 19, 2009	100%

The consolidated financial statements include all of the accounts of the Company and LLC as of March 31, 2013 and 2012 and for the interim periods then ended.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses or (losses).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s line of credit and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2013 and December 31, 2012.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Computer equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of computer equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provisions

The Company was a single member LLC, until July 29, 2010 during which time the Company was treated as a disregarded entity for income tax purposes. The operating results prior to July 29, 2010 of LLC were included in the tax return of the Company’s founder.

Effective July 29, 2010, the Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Sections 740-10-25 for the interim period ended March 31, 2013 or 2012.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding for the period ended March 31, 2013 and December 31, 2012.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “ Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “ Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment . ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Mr. Jonathan Hopp (1)	51	President, Chief Executive Officer, Secretary, Treasurer and Director

(1) c/o JH Designs, Inc., 11271 Ventura Blvd. #511, Studio City, California 91604.

The director named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

JONATHAN HOPP

Mr. Hopp has served as our President, Chief Executive Officer, Secretary and a Director since July 29, 2010. Since 2001, Mr. Hopp has owned and operated Jonathan Hopp Interior Design, a sole proprietorship, based in the Los Angeles, California. Through his business, Jonathan Hopp Interior Design, Mr. Hopp works as an advisor regarding interior design, from interior finish designs and construction consultation, to furniture selection, specification and purchasing. In February 2009, Mr. Hopp formed Staged for Success, LLC, a California limited liability company, now a subsidiary of JH Designs, Inc. Mr. Hopp recently completed Interior Bliss: How to Decorate Like A Pro Without Breaking The Bank , a book about teaching the tips and strategies employed in the staging company Staged For Success. Interior Bliss is being published in August 2011. Mr. Hopp has also been published in Good Housekeeping Magazine as well as Valley Magazine. Additionally, he has appeared on Designer’s Challenge and Beautiful Homes and Great Estates . Mr. Hopp’s background as a business owner, an interior designer and a published author on interior design led to our conclusion that Mr. Hopp should be serving as a member of our board of directors in light of our business and structure.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, whom does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Our Bylaws state that our board of directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Additionally, our Bylaws required our board of directors to maintain two (2) standing committees consisting of (i) a Corporate Governance Committee; and (2) an Audit Committee. The Corporate Governance Committee shall consist of at least three (3) members of the Board of Directors who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors has not established any committees.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our officer and director, Jonathan Hopp, is our sole employee.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, Mr. Hopp has not been the subject of any the following events:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of Mr. Hopp, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Being found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

PROMOTERS

Jonathan Hopp, our sole officer and director, is also a promoter of the Company because he took the initiative in founding and organizing the business of the Company.

Pursuant to a Letter Agreement, dated August 5, 2010, by and between Registrant and Jonathan Hopp, our sole officer and director, we issued Mr. Hopp 190,000,000 shares of common stock in exchange for him acting as our President and Chief Executive Officer for a term of one year, which term ends on August 5, 2011.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby for $1.00 we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company, which was owned 100% by Mr. Hopp. Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business. Staged for Success LLC (“Staged for Success”) is a wholly owned subsidiary of JH Designs, Inc.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

						Non-Equity
						Incentive	Nonqualified
Name and						Plan	Deferred	All Other
Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Jonathan Hopp (1)	2012	0	0	0	0	0	0	0	$0
	2011	0	0	0	0	0	0	0	$0

(1) President and Chief Executive Officer, Secretary, Treasurer and Director.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

EMPLOYMENT AGREEMENTS

Pursuant to a Letter Agreement, dated August 5, 2010, by and between Registrant and Jonathan Hopp, our sole officer and director, we issued Mr. Hopp 190,000,000 shares of common stock, at a value of $0.001 per share in exchange for him acting as our President and Chief Executive Officer for a term of one year, which term ends on August 5, 2011.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2012 :

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Jonathan Hopp	0	0	0	0	0	0	0

We currently do not pay any compensation to our director serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 25, 2013 , the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 196,900,000 shares of our common stock issued and outstanding as of June 25, 2013 . We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares Owned	Percent of
Title of Class	of Beneficial Owner	Beneficially	Class Owned

Common Stock:	Mr. Jonathan Hopp, President, Chief Executive Officer, Secretary, Treasurer and Director (1)	190,000,000	96.4%

All executive officers and directors as a group		190,000,000	96.4%

(1) c/o JH Designs, Inc., 11271 Ventura Blvd. #511, Studio City, California 91604.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Letter Agreement, dated August 5, 2010, by and between Registrant and Jonathan Hopp, our sole officer and director, we issued Mr. Hopp 190,000,000 shares of common stock in exchange for him acting as our President and Chief Executive Officer for a term of one year, which term ends on August 5, 2011.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company (“Staged for Success”). Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business since its formation. Staged for Success LLC is a wholly owned subsidiary of JH Designs, Inc.

We have received loans of $ 24,286 Mr. Hopp at March 31, 2013 . The loans have no term, bear no interest and are due on demand.

The Company has been provided office space by its majority stockholder and Chief Executive Officer at no cost.

On September 1, 2010, we entered into a LLC Membership Purchase Agreement with Mr. Hopp, whereby for $1.00 we acquired a 100% limited liability company interest in Staged for Success LLC, a California limited liability company, which was owned 100% by Mr. Hopp. Staged for Success LLC, formed on February 19, 2009, is an entity through which Mr. Hopp had operated a home staging and interior design services business. Staged for Success LLC (“Staged for Success”) is a wholly owned subsidiary of JH Designs, Inc.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Consent of Li and Company, PC, is our registered independent public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

JH Designs, Inc.
(A Development Stage Company)
December 31, 2012 and 2011
Index to Consolidated Financial Statements

Contents	Page(s)
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2012 and 2011	F-3

Consolidated Statements of Operations for the Years Ended December 31, 2012 and 2011 , and for the Period from February 19, 2009 (Inception) through December 31, 2012.	F-4

Consolidated Statement of Stockholders’ Deficit for the Period from February 19, 2009 (Inception) through December 31, 2012	F-5

Consolidated Statements of Cash Flows for the Year Ended December 31, 2012 and 2011 , and for the Period from February 19, 2009 (Inception) through December 31, 2012.	F-6

Notes to the Consolidated Financial Statements	F-7

Consolidated Balance Sheets at March 31, 2013 (Unaudited) and December 31, 2012	F-17

Consolidated Statements of Operations for the Three Months Ended March 31, 2013 and 2012, and for the Period from February 19, 2009 (Inception) through March 31, 2013 (Unaudited)	F-18

Consolidated Statement of Stockholders’ Deficit for the Period from February 19, 2009 (Inception) through March 31, 2013 (Unaudited)	F-19

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012, and for the Period from February 19, 2009 (Inception) through March 31, 2013 (Unaudited)	F-20

Notes to the Consolidated Financial Statements (Unaudited)	F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
JH Designs, Inc.
(A development stage company)
Studio City, California

We have audited the accompanying consolidated balance sheets of JH Designs, Inc., a development stage company, (the “Company”) as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, and for the period from February 19, 2009 (Inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the year ended December 31, 2012 and 2011, and for the period from February 19, 2009 (Inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012 and had a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC
Li and Company, PC

Skillman, New Jersey
April 12, 2013

JH Designs, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	December 31, 2012	December 31, 2011

ASSETS
CURRENT ASSETS
Cash	$1,390	$882

Total current assets	1,390	882

FIXED ASSETS
Computer equipment	10,761	10,761
Less accumulated depreciation	(9,396)	(7,244)

Total fixed assets	1,365	3,517

OTHER ASSETS
Security deposit	250	250

Total Assets	$3,005	$4,649

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Line of credit	$10,854	$12,525
Accounts payable and accrued expenses	19,759	903
Notes payable	13,200	13,200
Advances from the majority stockholder and Chief Executive Officer	26,265	10,113
	70,078	36,741

Total current liabilities	70,078	36,741

STOCKHOLDERS' DEFICIT

Preferred stock: $0.0001 par value; 25,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: $0.0001 par value; 300,000,000 shares authorized;
196,900,000 shares issued and outstanding	19,690	19,690
Additional paid-in capital	(12,140)	(12,140)
Deficit accumulated during the development stage	(74,623)	(39,642)

Total stockholders' deficit	(67,073)	(32,092)

Total Liabilities and Stockholders' Deficit	3,005	$4,649

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Period from February 19, 2009 (inception) through December 31, 2012

Revenues earned during the development stage	$-	$-	$134,945

Cost of services	-	-	83,686

Gross Margin	-	-	51,259

Operating Expenses
Advertising and promotion	-	-	10,432
Depreciation expense	2,152	2,152	9,396
Insurance expense	-	-	12,046
Payroll expenses	-	-	11,478
Professional fees	30,659	5,265	66,985
Rent - storage	163	646	25,339
Rent - office	-	-	20,466
General and administrative	911	1,546	27,445

Total operating expenses	33,885	9,609	183,587

Loss from Operations	(33,885)	(9,609)	(132,328)

Other (Income) Expenses
Interest expense	1,096	1,313	2,836

Other (income) expense, net	1,096	1,313	2,836

Loss before Income Taxes	(34,981)	(10,922)	(135,164)

Income Tax Provision	-	-	-

Net Loss	$(34,981)	$(10,922)	$(135,164)

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.00)

Weighted average common shares outstanding
- Basic and Diluted	196,900,000	196,900,000

 See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
For the Period from February  19, 2009 (Inception) through December 31, 2012

					Deficit
					Accumulated
				Additional	during the	Total
	Member's	Common Stock, $0.0001 Par Value		Paid-In	Development	Stockholders'
	Capital	Shares	Amount	Capital	stage	Deficit

February 19, 2009 ( inception )	$-	-	$-	-	$-	$-

Shares issued to founder for membership interest upon formation		190,000,000	19,000	(19,000)		-

Member's capital contributed	3,535					3,535

Net loss					(52,557)	(52,557)

Balance, December 31, 2009	3,535	190,000,000	19,000	(19,000)	(52,557)	(49,022)

Member's capital contributed for the periodfrom January 1, 2010 through July 29, 2010	33,026					33,026

Net loss for the periodfrom January 1, 2010 through July 29, 2010					(7,984)	(7,984)

Reclassification of LLC member capitalas additional paid-in capital	(36,561)			36,561		-

Reclassification of accumulated deficit and net lossas of July 29, 2010				(60,541)	60,541	-

Shares issued for cash at $0.0005 per shareon August 4, 2010		600,000	60	(30)		30

Shares issued for cash at $0.005 per share		6,300,000	630	30,870		31,500

Net loss for the periodfrom July 30, 2010 through December 30, 2010					(28,720)	(28,720)

Balance December 31, 2010	-	196,900,000	19,690	(12,140)	(28,720)	(21,170)

Net loss					(10,922)	(10,922)

Balance December 31, 2011	-	196,900,000	19,690	(12,140)	(39,642)	(32,092)

Net loss					(34,981)	(34,981)

Balance December 31, 2012	$-	196,900,000	$19,690	$(12,140)	$(74,623)	$(67,073)

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Period from February 19, 2009 (Inception) through December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,981)	$(10,922)	$(130,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,152	2,152	9,396
Changes in operating assets and liabilities:
Prepaid expenses	-	4,000	-
Security deposit	-	-	(250)
Accounts payable and accrued expenses	18,856	(9,497)	19,759

NET CASH USED IN OPERATING ACTIVITIES	(13,973)	(14,267)	(106,259)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	-	(10,761)

NET CASH USED IN INVESTING ACTIVITIES	-	-	(10,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	-	-	15,699
Repayment of line of credit	(1,671)	(3,173)	(4,844)
Proceed from notes payable	-	-	59,000
Repayment of notes payable	-	-	(45,800)
Advance from majority stockholder	16,152	5,603	26,265
Proceeds from sale of common shares	-	-	31,500
Member's capital	-	-	36,590

NET CASH PROVIDED BY FINANCING ACTIVITIES	14,481	2,430	118,410

NET CHANGE IN CASH	508	(11,837)	1,390

Cash at beginning of the period	882	12,719	-

Cash at end of the period	$1,390	$882	$1,390

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$1,096	$1,104	$2,409
Income tax paid	$-	$-	$-

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
December 31, 2012 and 2011
Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Staged for Success, LLC

On February 19, 2009, Mr. Jonathan Hopp formed Staged for Success LLC (“LLC”), a single member LLC under the laws of the State of California. LLC engages in home staging and interior design services business.

JH Designs, Inc.

JH Designs, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on July 29, 2010. Upon formation the Company issued 190,000,000 shares of its common stock to Mr. Jonathan Hopp, the founder, in exchange for the existing business of the LLC. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $.0001 and paid in capital was recorded as a negative amount ($19,000). The sole purpose of the formation of the Company is to acquire Staged for Success LLC. The Company was inactive prior to the acquisition of Staged for Success LLC.

Merger of Staged for Success, LLC

The acquisition of LLC (“Predecessor”) by the Company has been accounted for as a reverse acquisition for financial accounting purposes. The reverse acquisition is deemed a capital transaction and the net assets of Predecessor (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Predecessor which are recorded at historical cost. The equity of the Company is the historical equity of Predecessor retroactively restated to reflect the number of shares issued by the Company in the transaction.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the single member LLC’s owner capital account inclusive of capital contribution of $3,535 and a deficit accumulated during the development stage of ($60,541) to additional paid-in capital as of July 29, 2010.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Amendment to the Articles of Incorporation

On September 11, 2012, the Company filed an Amendment to the Articles of Incorporation of the Company pursuant to NRS 78.209 with the Secretary of State of Nevada, (i) to effectuate a forward split of all issued and outstanding shares of common stock, at a ratio of twenty-for-one (20:1) (the “Forward Stock Split”) and (ii) to change its authorized shares from 100,000,000 shares of common stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.0001 and 25,000,000 shares of preferred stock with a par value of $0.0001.

All shares and per share amounts in the consolidated financial statements and footnotes have been adjusted to give retroactive effect to the twenty-for-one (20:1) Forward Stock Split.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principle of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of Subsidiary or Consolidated Entity	Place of Formation/Incorporation (Jurisdiction)	Date of Incorporation	Attributable Interest

Staged for Success, LLC	USA	February 19, 2009	100%

The accompanying consolidated financial statements include all of the accounts of the Company as of December 31, 2012 and 2011, for the years then ended, and for the period from July 29, 2010 (inception) through December 31, 2012. LLC is included as of December 31, 2012 and 2011, for the period ended December 31, 2012 and 2011, and for the period from February 19, 2009 (date of formation) through December 31, 2012.

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of computer equipment; income tax rate, income tax provision, deferred tax assets and valuation allowance on deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments Measured on a Recurring Basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

The Company’s line of credit and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2012 and 2011.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which includes computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful livesagainst their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Computer Equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of computer equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provisions

The Company was a single member LLC, until July 29, 2010 during which time the Company was treated as a disregarded entity for income tax purposes. The operating results prior to July 29, 2010 of LLC were included in the tax return of the Company’s founder.

Effective July 29, 2010, the Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it ismore likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Sections 740-10-25 for the year ended December 31, 2012 or 2011.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding for the year ended December 31, 2012 or 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012, a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Computer Equipment

Computer equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2012	December 31, 2011

Computer equipment	$10,761	$10,761

Less accumulated depreciation	(9,396)	(7,244)

	$1,365	$3,517

Depreciation expense

Depreciation expense for the year ended December 31, 2012 and 2011 was $2,152 each.

Note 5 – Line of Credit

LLC has an open line of credit of $16,000 with a financial institution with interest at 9.75% per annum, payable monthly with principal due on demand. The usage and availability of the line of credit were as follows:

	December 31, 2012	December 31, 2011

Total Facility	$16,000	$16,000
Facility Used	$10,854	$12,525
Facility Available	$5,146	$3,475

Note 6 – Notes Payable

Notes payable consisted of the following:

	December 31, 2012	December 31, 2011

Notes payable	$13,200	$13,200

	$13,200	$13,200

LLC has notes payable to an unrelated third party. The notes are unsecured, non interest bearing and due on demand.

Note 7 – Related Party Transactions

Advances from Majority Stockholder and Chief Executive Officer

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Advances from the majority stockholder and Chief Executive Officer consisted of the following:

	December 31, 2012	December 31, 2011

Advances from major stockholder and Chief Executive Officer	$26,265	$10,113

	$26,265	$10,113

The advances from the majority stockholder and Chief Executive Officer bear no interest and are due on demand.

Free office space from its majority stockholder and Chief Executive Officer

The Company has been provided office space by its majority stockholder and Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Note 8 – Stockholders’ Deficit

Shares Authorized

Upon formation the Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.0001 per share and 25,000,000 shares of preferred stock with a par value of $0.0001 per share.

On September 11, 2012, the Company filed an Amendment to the Articles of Incorporation of the Company pursuant to NRS 78.209 with the Secretary of State of Nevada, (i) to effectuate a forward split of all issued and outstanding shares of common stock, at a ratio of twenty-for-one (20:1) (the “Forward Stock Split”) and (ii) to change its authorized shares from 100,000,000 shares of common stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.0001 and 25,000,000 shares of preferred stock with a par value of $0.0001.

All shares and per share amounts in the consolidated financial statements and footnotes have been adjusted to give retroactive effect to the twenty-for-one (20:1) Forward Stock Split.

Common Stock

The Company was incorporated on July 29, 2010 at which time 190,000,000 shares of common stock were issued to the Company’s founder in exchange for the existing business of the LLC. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $.0001 par value and paid in capital was recorded as a negative amount ($19,000). In other words, no net value was assigned to these shares.

On August 4, 2010, the Company sold 600,000 shares of common stock at $0.0005 per share for $30.

For the period from September 1, 2010 through December 30, 2010, the Company sold 6,300,000 shares of common stock at $0.005 per share, or $31,500 in aggregate for cash.

Note 9 – Income Tax Provision

Deferred Tax Assets

At December 31, 2012, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of $74,623 that may be used to offset future taxable income through the fiscal year ending December 31, 2032. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $25,372 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $25,372.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $11,894 and $3,714 for the year ended December 31, 2012 and for the period from July 29, 2010 through December 31, 2011, respectively.

Components of deferred tax assets as of December 31, 2011 and 2010 are as follows:

	December 31, 2012	December 31, 2011
Deferred Tax Assets – Non-current:

Expected income tax benefit from NOL Carry-forwards	$25,372	$13,478

Less valuation allowance	(25,372)	(13,478)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year ended December 31, 2012	For the Year ended December 31, 2011

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$875	$1,390

Total current assets	875	1,390

FIXED ASSETS
Computer equipment	10,761	10,761
Less accumulated depreciation	(9,934)	(9,396)

Total fixed assets	827	1,365

OTHER ASSETS
Security deposit	250	250

Total Assets	$1,952	$3,005

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Line of credit	$12,595	$10,854
Accounts payable and accrued expenses	29,407	19,759
Notes payable	13,200	13,200
Advances from the majority stockholder and Chief Executive Officer	24,286	26,265
	79,488	70,078

Total current liabilities	79,488	70,078

STOCKHOLDERS' DEFICIT

Preferred stock: par value $0.001; 25,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: par value $0.001; 300,000,000 shares authorized;
196,900,000 shares issued and outstanding	196,900	196,900
Additional paid-in capital	(186,350)	(189,350)
Deficit accumulated during the development stage	(88,086)	(74,623)

Total stockholders' deficit	(77,536)	(67,073)

Total Liabilities and Stockholders' Deficit	$1,952	$3,005

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Three Months Ended	For the Three Months Ended	For the Period from February 19, 2009 (inception) through
	March 31, 2013	March 31, 2012	March 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues earned during the development stage	$-	$-	$134,945

Cost of services	-	-	83,686

Gross Margin	-	-	51,259

Operating Expenses
Advertising and promotion	-	-	10,432
Depreciation expense	538	538	9,934
Insurance expense	-	-	12,046
Payroll expenses	-	-	11,478
Professional fees	12,648	1,000	79,633
Rent - storage			25,339
Rent - office	-	-	20,466
General and administrative	15	229	27,460

Total operating expenses	13,201	1,767	196,788

Loss from Operations	(13,201)	(1,767)	(145,529)

Other (Income) Expenses
Interest expense	262	293	3,098

Other (income) expense, net	262	293	3,098

Loss before Income Tax Provision	(13,463)	(2,060)	(148,627)

Income Tax Provision	-	-	-

Net Loss	$(13,463)	$(2,060)	$(148,627)

Net income (loss) per common share
- Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding
- Basic and Diluted	196,900,000	196,900,000

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
For the Period from February 19, 2009 (Inception) through March 31, 2013
(Unaudited)

				Additional	Deficit Accumulated during the	Total
	Member's	Common Stock, Par Value $0.001		Paid-In	Development	Stockholders'
	Capital	Shares	Amount	Capital	stage	Deficit

February 19, 2009 ( inception )	$-	-	$-	$-	$-	$-

Shares issued to founder for membership interest upon formation		190,000,000	190,000	(190,000)		-

Member's capital contributed	3,535					3,535

Net loss					(52,557)	(52,557)

Balance, December 31, 2009	3,535	190,000,000	190,000	(190,000)	(52,557)	(49,022)

Member's capital contributed for the period
from January 1, 2010 through July 29, 2010	33,026					33,026

Net loss for the period
from January 1, 2010 through July 29, 2010					(7,984)	(7,984)

Reclassification of LLC member capital
as additional paid-in capital	(36,561)			36,561		-

Reclassification of accumulated deficit and net
loss as of July 29, 2010				(60,541)	60,541	-

Shares issued for cash at $0.0005 per share
on August 4, 2010		600,000	600	(570)		30

Shares issued for cash at $0.005 per share		6,300,000	6,300	25,200		31,500

Net loss for the period
from July 30, 2010 through December 30, 2010					(28,720)	(28,720)

Balance December 31, 2010	-	196,900,000	196,900	(189,350)	(28,720)	(21,170)

Net loss					(10,922)	(10,922)

Balance December 31, 2011	-	196,900,000	196,900	(189,350)	(39,642)	(32,092)

Net loss					(34,981)	(34,981)

Balance December 31, 2012	-	196,900,000	196,900	(189,350)	(74,623)	(67,073)

Capital contributions				3,000		3,000

Net Loss for three months ended March 31, 2013					(13,463)	(13,463)

Balance March 31, 2013	$-	196,900,000	$196,900	$(186,350)	$(88,086)	$(77,536)

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Three Months Ended	For the Three Months Ended	For the Period from February 19, 2009 (Inception) through
	March 31, 2013	March 31, 2012	March 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,463)	$(2,060)	$(148,627)
Adjustments to reconcile net loss to net cash used in operating activities:		-
Depreciation	538	538	9,934
Changes in operating assets and liabilities:
Security deposit	-	-	(250)
Accounts payable and accrued expenses	9,648	897	29,407

NET CASH USED IN OPERATING ACTIVITIES	(3,277)	(625)	(109,536)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	-	(10,761)

NET CASH USED IN INVESTING ACTIVITIES	-	-	(10,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	1,741	-	17,440
Repayment of line of credit	-	(660)	(4,844)
Proceed from notes payable	-	-	59,000
Repayment of notes payable	-		(45,800)
Advances from (repayments to) majority stockholder	(1,979)	838	24,286
Proceeds from sale of common shares	-	-	31,500
Member's capital	-	-	36,590
Capital Contributions	3,000	-	3,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,762	178	121,172

NET CHANGE IN CASH	(515)	(447)	875

Cash at beginning of the period	1,390	882	-

Cash at end of the period	$875	$435	$875

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$262	$293	$2,671
Income tax paid	$-	$-	$-

See accompanying notes to the consolidated financial statements.

JH Designs, Inc.
(A Development Stage Company)
March 31, 2013 and 2012
Notes to the Consolidated Financial Statements
(Unaudited)

Note 1 - Organization and Operations

Staged for Success, LLC

On February 19, 2009, Mr. Jonathan Hopp formed Staged for Success LLC (“LLC”), a single member LLC under the laws of the State of California. LLC engages in home staging and interior design services business.

JH Designs, Inc.

JH Designs, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on July 29, 2010. Upon formation the Company issued 190,000,000 shares of its common stock to Mr. Jonathan Hopp, the founder, in exchange for the existing business of the LLC. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $.001 and paid in capital was recorded as a negative amount ($190,000). The sole purpose of the formation of the Company is to acquire Staged for Success LLC. The Company was inactive prior to the acquisition of Staged for Success LLC.

Merger of Staged for Success, LLC

The acquisition of LLC (“Predecessor”) by the Company has been accounted for as a reverse acquisition for financial accounting purposes. The reverse acquisition is deemed a capital transaction and the net assets of Predecessor (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Predecessor which are recorded at historical cost. The equity of the Company is the historical equity of Predecessor retroactively restated to reflect the number of shares issued by the Company in the transaction.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the single member LLC’s owner capital account inclusive of capital contribution of $3,535 and a deficit accumulated during the development stage of ($60,541) to additional paid-in capital as of July 29, 2010.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2013.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of Subsidiary or Consolidated Entity	Place of Formation/Incorporation (Jurisdiction)	Date of Incorporation	Attributable Interest

Staged for Success, LLC	USA	February 19, 2009	100%

The consolidated financial statements include all of the accounts of the Company and LLC as of March 31, 2013 and 2012 and for the interim periods then ended.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses or (losses).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s line of credit and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2013 and December 31, 2012.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Computer equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of computer equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provisions

The Company was a single member LLC, until July 29, 2010 during which time the Company was treated as a disregarded entity for income tax purposes. The operating results prior to July 29, 2010 of LLC were included in the tax return of the Company’s founder.

Effective July 29, 2010, the Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Sections 740-10-25 for the interim period ended March 31, 2013 or 2012.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding for the period ended March 31, 2013 and December 31, 2012.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at March 31, 2013, a net loss and net cash used in operating activities of for the interim period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Computer Equipment

Computer equipment, stated at cost, less accumulated depreciation consisted of the following:

	March 31, 2013	December 31, 2012

Computer equipment	$10,761	$10,761

Less accumulated depreciation	(9,934)	(9,396)

	$827	$1,365

Depreciation expense

Depreciation expense for the interim period ended March 31, 2013 and 2012 was $538.

Note 5 – Line of Credit

LLC has an open line of credit of $16,000 with a financial institution with interest at 9.75% per annum, payable monthly and the principal due on demand. The usage and availability of the line of credit were as follows:

	March 31, 2013	December 31, 2012

Total Facility	$16,000	$16,000
Facility Used	$12,595	$10,854
Facility Available	$3,405	$5,146

Note 6 – Notes Payable

Notes payable consisted of the following:

	March 31, 2013	December 31, 2012

Notes payable	$13,200	$13,200

	$13,200	$13,200

LLC has notes payable to an unrelated third party. The notes are unsecured, bear no interest and are due on demand.

Note 7 – Related Party Transactions

Advances from majority stockholder and Chief Executive Officer

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Advances from majority stockholder and Chief Executive Officer consisted of the following:

	March 31, 2013	December 31, 2012

Advances from major stockholder and Chief Executive Officer	$24,286	$26,265

	$24,286	$26,265

The advances from major stockholder and Chief Executive Officer bear no interest and are due on demand.

Free office space from its majority stockholder and Chief Executive Officer

The Company has been provided office space by its majority stockholder and Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Note 8 – Stockholders’ Deficit

Shares Authorized

The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.001 per share and 25,000,000 shares of preferred stock with a par value of $0.001 per share.

Amendment to the Articles of Incorporation

On September 11, 2012 , the Company filed an Amendment to the Articles of Incorporation of the Company pursuant to NRS 78.209 with the Secretary of State of Nevada, (i) to effectuate a forward split of all issued and outstanding shares of common stock, at a ratio of twenty-for-one (20:1) (the “Forward Stock Split”) and (ii) to change its authorized shares from 100,000,000 shares of common stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001.

All shares and per share amounts in the consolidated financial statements and footnotes have been adjusted to give retroactive effect to the twenty-for-one (20:1) Forward Stock Split.

Common Stock

The Company was incorporated on July 29, 2010 at which time 190,000,000 shares of common stock were issued to the Company’s founder in exchange for the existing business of the LLC. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $.001 par value and paid in capital was recorded as a negative amount ($190,000). In other words, no net value was assigned to these shares.

On August 4, 2010, the Company sold 600,000 shares of common stock at $0.0005 per share for $30.

For the period from September 1, 2010 through December 30, 2010, the Company sold 6,300,000 shares of common stock at $0.005 per share, or $31,500 in aggregate for cash.

For the interim period ended March 31, 2013, the majority stockholder of the Company contributed $3,000 as capital.

Note 9 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

JH DESIGNS, INC.

23,400,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2013

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

Item	Amount
SEC Registration Fee	$27.16
Transfer Agent Fees	900.00
Legal Fees	10,000.00
Accounting Fees	10,000.00
Printing Costs	500.00
Miscellaneous	500.00
TOTAL	$21,927.16

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Since our formation on July 29, 2010, we have issued and sold the following securities without registration:

On August 4, 2010, we issued 600,000 shares of common stock to one person, legal counsel to the Company, at a purchase price of $0.001 per share, for aggregate proceeds of $30. The offer and sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a non-public offering where the purchaser was a “sophisticated investor” who had access to registration-type information about the Company.

On August 5, 2010, we issued 190,000,000 shares of common stock to Jonathan Hopp, our sole officer and director, in exchange for Mr. Hopp acting as President and Chief Executive Officer for a term of one year. The offer and sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, in a non-public offering where the purchaser was a “sophisticated investor” who had access to registration-type information about the Company.

Between August 18, 2010 and November 30, of 2010, we offered and sold  6,300,000 shares of our common stock to 35 investors, at a purchase price of $0.10 per share, for aggregate proceeds of $31,500. The offer and sale was made in a private offering to solely “accredited investors” in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and Rule 506, promulgated thereunder.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:
Exhibit	Description

2.1	LLC Membership Purchase Agreement, dated September 1, 2010, by and between Registrant and Jonathan Hopp (1)
3.1 .1	Articles of Incorporation of Registrant (2)
3.1.2	Certificate of Amendment to Articles of Incorporation (4)
3.1.3	Certificate of Change (4)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (3)
10.1	Letter Agreement, dated August 5, 2010, by and between Registrant and Jonathan Hopp (1)
10.2	Subscription Agreement, dated August 4, 2010, by and between Registrant and Thomas Puzzo (2)
10.3	Form of Subscription Agreement by and between Registrant and purchasers in private offering between August 18, 2010 and November 26,2010 (2)
10.4	Personal Line of Credit Agreement by and between Jonathan Hopp and Wells Fargo Bank, N.A., effective March 16, 2009. (3)
21.1	Subsidiaries of Registrant (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Li and Company, PC

(1) Incorporated by reference to Form S-1 (File No. 333-174196), filed with the Commission on May 13, 2011.
(2) Incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-174196), filed with the Commission on July 21, 2011.
(3) Incorporated by reference to Amendment No. 5 to Form S-1 (File No. 333-174196), filed with the Commission on November 3, 2011.
(4) Incorporated by reference to Quarterly Report on Form 10-Q (File No. 333-174196), filed with the Commission on November 14, 2012.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Los Angeles, California, on the 28th day of June 2013 .

JH DESIGNS, INC. (Registrant)

By:	/s/ Jonathan Hopp
Name:	Jonathan Hopp
Title:	President and Chief Executive Officer
(principal executive officer, principal financial office and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Hopp, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of JH Designs, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jonathan Hopp	President and Chief Executive Officer,	June 28, 2013
Jonathan Hopp	Secretary, Treasurer and Director (principal executive officer, principal financial office and principal accounting officer)

EXHIBIT INDEX
Exhibit	Description

2.1	LLC Membership Purchase Agreement, dated September 1, 2010, by and between Registrant and Jonathan Hopp (1)
3.1 .1	Articles of Incorporation of Registrant (2)
3.1.2	Certificate of Amendment to Articles of Incorporation (4)
3.1.3	Certificate of Change (4)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (3)
10.1	Letter Agreement, dated August 5, 2010, by and between Registrant and Jonathan Hopp (1)
10.2	Subscription Agreement, dated August 4, 2010, by and between Registrant and Thomas Puzzo (2)
10.3	Form of Subscription Agreement by and between Registrant and purchasers in private offering between August 18, 2010 and November 26,2010 (2)
10.4	Personal Line of Credit Agreement by and between Jonathan Hopp and Wells Fargo Bank, N.A., effective March 16, 2009. (3)
21.1	Subsidiaries of Registrant (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Li and Company, PC

(1) Incorporated by reference to Form S-1 (File No. 333-174196), filed with the Commission on May 13, 2011.
(2) Incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-174196), filed with the Commission on July 21, 2011.
(3) Incorporated by reference to Amendment No. 5 to Form S-1 (File No. 333-174196), filed with the Commission on November 3, 2011.
(4) Incorporated by reference to Quarterly Report on Form 10-Q (File No. 333-174196), filed with the Commission on November 14, 2012.